Exhibit 99.2

3rd Quarter 2024 Earnings Presentation NYSE: AUB October 21, 2024

2 Forward Looking Statements This presentation and statements by our management may constitute “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward - looking statements are statements that include, without limitation, statement s on slides entitled “Q3 2024 Highlights“ and “2024 Financial Outlook,” statements regarding our expectations with regard to the b ene fits of the American National Bankshares Inc. ("American National") acquisition, our business, financial and operating result s, including our deposit base and funding, the impact of future economic conditions, changes in economic conditions, our asset quality, ou r c ustomer relationships, and statements that include other projections, predictions, expectations, or beliefs about future even ts or results or otherwise are not statements of historical fact. Such forward - looking statements are based on certain assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties, and other factors, some of which cannot be predicted or quantified, that may cause actual results, performance, or achievements to be materially different from those ex pre ssed or implied by such forward - looking statements. Forward - looking statements are often characterized by the use of qualified w ords (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “v iew ,” “opportunity,” “potential,” “continue,” “confidence,” or words of similar meaning or other statements concerning opinions or judgment of the Atlantic Union Bankshares Corporation (the “Company”) and our management about future events. Although we believe that our expectation s w ith respect to forward - looking statements are based upon reasonable assumptions within the bounds of our existing knowledge of our business and operations, there can be no assurance that actual future results, performance, or achievements of, or trends af fecting, us will not differ materially from any projected future results, performance, achievements or trends expressed or im pli ed by such forward - looking statements. Actual future results, performance, achievements or trends may differ materially from historical res ults or those anticipated depending on a variety of factors, including, but not limited to, the effects of or changes in: • market interest rates and their related impacts on macroeconomic conditions, customer and client behavior, our funding costs and our loan and securities portfolios; • inflation and its impacts on economic growth and customer and client behavior; • adverse developments in the financial industry generally, such as bank failures, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer and client behavior; • the sufficiency of liquidity and changes in our capital position; • general economic and financial market conditions, in the United States generally and particularly in the markets in which we operate and which our loans are concentrated, including the effects of declines in real estate values, an increase in unemployment levels and slowdowns in economic growth; • the American National acquisition, including the impact of purchase accounting, any change in the assumptions used regarding the assets acquired and liabilities assumed to determine the fair value and credit marks, and the possibility that the anticipated benefits are not realized when expected or at all; • potential adverse reactions or changes to business or employee relationships, including those resulting from the American National acquisition; • monetary and fiscal policies of the U.S. government, including policies of the U.S. Department of the Treasury and the Federal Reserve; • the quality or composition of our loan or investment portfolios and changes therein; • demand for loan products and financial services in our market areas; • our ability to manage our growth or implement our growth strategy; • the effectiveness of expense reduction plans; • the introduction of new lines of business or new products and services; • our ability to recruit and retain key employees; • real estate values in our lending area; • changes in accounting principles, standards, rules, and interpretations, and the related impact on our financial statements; • an insufficient ACL or volatility in the ACL resulting from the CECL methodology, either alone or as that may be affected by changing economic conditions, credit concentrations, inflation, changing interest rates, or other factors; • concentrations of loans secured by real estate, particularly commercial real estate; • the effectiveness of our credit processes and management of our credit risk; • our ability to compete in the market for financial services and increased competition from fintech companies; • technological risks and developments, and cyber threats, attacks, or events; • operational, technological, cultural, regulatory, legal, credit, and other risks associated with the exploration, consummatio n and integration of potential future acquisitions, whether involving stock or cash considerations; • the potential adverse effects of unusual and infrequently occurring events, such as weather - related disasters, terrorist acts, geopolitical conflicts or public health events (such as pandemics), and of governmental and societal responses thereto; these potential adverse effects may include, without limitation, adverse effects on the ability of our borrowers to satisfy their obligations to us, on the value of collateral securing loans, on the demand for our loans or our other products and services, on supply chains and methods used to distribute products and services, on incidents of cyberattack and fraud, on our liquidity or capital positions, on risks posed by reliance on third - party service providers, on other aspects of our business operations and on financial markets and economic growth; • performance by our counterparties or vendors; • deposit flows; • the availability of financing and the terms thereof; • the level of prepayments on loans and mortgage - backed securities; • the effects of legislative or regulatory changes and requirements, including changes in federal, state or local tax laws; • actual or potential claims, damages, and fines related to litigation or government actions, which may result in, among other things, additional costs, fines, penalties, restrictions on our business activities, reputational harm, or other adverse consequences; • any event or development that would cause us to conclude that there was an impairment of any asset, including intangible assets, such as goodwill; and • other factors, many of which are beyond our control . Please also refer to such other factors as discussed throughout Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Managem ent ’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10 - K for the year ende d December 31, 2023, and related disclosures in other filings, which have been filed with the U.S. Securities and Exchange Commiss ion (“SEC”) and are available on the SEC’s website at www.sec.gov. All risk factors and uncertainties described herein and therein should be considered in evaluating forward - looking statements, and all of the forward - looking statements are expressly q ualified by the cautionary statements contained or referred to herein and therein. The actual results or developments antici pat ed may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Comp any or our businesses or operations. Readers are cautioned not to rely too heavily on the forward - looking statements. Forward - looking statements speak only as of the date they are made. We do not intend or assume any obligation to update, revise or cl ari fy any forward - looking statements that may be made from time to time by or on behalf of the Company, whether as a result of new information, future events or otherwise, except as required by law.

3 Additional Information Non - GAAP Financial Measures This presentation contains certain financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). These non - GAAP financial measures are a supplement to GAAP, which is used to prepare the Company’s financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, the Company’s non - GAAP financial measures may not be comparable to non - GAAP financial measures of other companies. The Company uses the non - GAAP financial measures discussed herein in its analysis of the Company’s performance. The Company’s management believes that these non - GAAP financial measures provide additional understanding of ongoing operations, enhance comparability of results of operations with prior periods, show the effects of significant gains and charges in the periods presented without the impact of items or events that may obscure trends in the Company’s underlying performance, or show the potential effects of accumulated other comprehensive income (or AOCI) or unrealized losses on securities on the Company's capital. This presentation also includes certain projections of non - GAAP financial measures. Due to the inherent variability and difficulty associated with making accurate forecasts and projections of information that is excluded from these projected non - GAAP measures, and the fact that some of the excluded information is not currently ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable projected GAAP financial measures without unreasonable effort. Consequently, no disclosure of projected comparable GAAP measures is included, and no reconciliation of forward - looking non - GAAP financial information is included. Please see “Reconciliation of Non - GAAP Disclosures” at the end of this presentation for a reconciliation to the nearest GAAP financial measure. No Offer or Solicitation This presentation does not constitute an offer to sell or a solicitation of an offer to buy any securities. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful. About Atlantic Union Bankshares Corporation Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (NYSE: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank had 129 branches and approximately 150 ATMs located throughout Virginia and in portions of Maryland and North Carolina as of September 30, 2024. Certain non - bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing; Atlantic Union Financial Consultants, LLC, which provides brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

4 Largest Regional Banking Company Headquartered in Virginia Our Company Soundness | Profitability | Growth * Data as of 9/30/2024, market capitalization as of 10/14/2024 1) Regional bank defined as having less than $100 billion in assets; rank determined by asset size; market share data per S&P Gl obal Market Intelligence as of June 30, 2024 Highlights ($bn) • 129 branches across Virginia, North Carolina and Maryland footprint • #1 regional bank 1 deposit market share in Virginia • Strong balance sheet and capital levels • Committed to top - tier financial performance with a highly experienced management team able to execute change 4 $ 18.3 Loans $ 24.8 Assets $ 3.5 Market Capitalization $ 20.3 Deposits Branch/Office Footprint

5 Our Shareholder Value Proposition Leading Regional Presence Dense, uniquely valuable presence across attractive markets Financial Strength Solid balance sheet & capital levels Attractive Financial Profile Solid dividend yield & payout ratio with earnings upside Strong Growth Potential Organic & acquisition opportunities Peer - Leading Performance Committed to top - tier financial performance

6 Q3 2024 Highlights Loan and Deposit Growth • Loans were relatively flat for the quarter • Deposit growth of approximately 6% annualized for the quarter Asset Quality • Q3 2024 net charge - offs at 1 bps annualized • Nonperforming assets consistent with last two quarters Positioning for Long Term • Lending pipelines remain healthy • Focus on performance of the core banking franchise Differentiated Client Experience • Responsive, strong and capable alternative to large national banks, while competitive with and more capable than smaller banks Improved Financial Ratios • Adjusted operating return on tangible common equity of 19.15% 1 • Adjusted operating return on average assets of 1.25% 1 • Adjusted operating efficiency ratio (FTE) of 52.20% 1 Capitalize on Strategic Opportunities • Selectively adding commercial bankers in North Carolina 6 1 - For non - GAAP financial measures, see reconciliation to most directly comparable GAAP measure in "Appendix - Reconciliation o f Non - GAAP Disclosures

Q3 2024 Financial Performance At-a-Glance

Summarized Income Statement

		3Q2024		2Q2024
Net interest income	$	182,932	$	184,534
- Provision for credit losses		2,603		21,751
+ Noninterest income		34,286		23,812
- Noninterest expense		122,582		150,005
- Taxes		15,618		11,429
Net income (GAAP)	**$**	**76,415**	**$**	**25,161**
- Dividends on preferred stock		2,967		2,967
Net income available to common shareholders (GAAP)	**$**	**73,448**	**$**	**22,194**
+ Merger-related costs, net of tax		1,085		24,236
+ Deferred tax asset write-down		—		4,774
- Gain (loss) on sale of securities, net of tax		3		(5,148)
Adjusted operating earnings available to common shareholders (non-GAAP)[1]	**$**	**74,530**	**$**	**56,352**

Earnings Metrics

		3Q2024		2Q2024
Net Income available to common shareholders	$	73,448	$	22,194
Common EPS, diluted	$	0.82	$	0.25
ROE		9.77%		3.35%
ROTCE (non-GAAP)[1]		18.89%		6.99%
ROA		1.24%		0.41%
Efficiency ratio		56.43%		72.00%
Efficiency ratio (FTE)[1]		55.44%		70.70%
Net interest margin		3.31%		3.39%
Net interest margin (FTE)[1]		3.38%		3.46%

Adjusted Operating Earnings Metrics - non-GAAP[1]

		3Q2024		2Q2024
Adjusted operating earnings available to common shareholders	$	74,530	$	56,352
Adjusted operating common EPS, diluted	$	0.83	$	0.63
Adjusted operating ROA		1.25%		0.97%
Adjusted operating ROTCE		19.15%		15.85%
Adjusted operating efficiency ratio (FTE)		52.20%		52.24%
Adjusted operating earnings PTPP	$	95,985	$	94,635

PTPP = Pre-tax Pre-provision

- Reported net income available to common shareholders for the third quarter of 2024 was $73.4 million or $0.82 per share, up $51.3 million or $0.57 per share compared to the prior quarter, primarily driven by the net impact of the following items:
  - A decrease in net interest income, primarily the result of increased interest expense due to the $111.3 million increase in average interest bearing liabilities and lower net accretion income and investment securities interest income, partially offset by increased interest income due to the $165.4 million increase in average LHFI;
  - A decrease in the provision for credit losses, due primarily to the prior quarter impact related to the American National acquisition, which included an initial provision expense of $13.2 million on non-PCD loans, and $1.4 million on unfunded commitments;
  - An increase in noninterest income, primarily driven by $6.5 million of pre-tax losses incurred in the prior quarter on the sale of available for sale ("AFS") securities as part of the Company's restructuring of the American National securities portfolio;
  - A $27.4 million decrease in noninterest expense, primarily driven by a $28.4 million decrease in pre-tax merger-related costs associated with the American National acquisition;
  - An increase in income tax expense, primarily the result of an increase in pretax income.
- Adjusted operating earnings available to common shareholders[1] increased $18.2 million to $74.5 million at September 30, 2024 compared to the prior quarter, primarily driven by the net impact of the following items:
  - A decrease in net interest income as described above;
  - A decrease in the provision for credit losses, due primarily to the American National acquisition as described above;
  - An increase in adjusted operating noninterest income[1], primarily driven by increases in other income due to an increase in equity method investment income, bank owned life insurance income, and service charges on deposit accounts;
  - An increase in adjusted operating noninterest expense[1], primarily driven by increases in salaries and benefits and Federal Deposit Insurance Corporation ("FDIC") assessment premiums and other insurance, partially offset by a decrease in technology and data processing expense;
  - An increase in income tax expense discussed above.

[1]For non-GAAP financial measures, see reconciliation to most directly comparable GAAP measures in "Appendix – Reconciliation of Non-GAAP Disclosures"

Note: all tables presented dollars in thousands, except per share amounts

Atlantic Union Bankshares

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Q3 2024 Allowance For Credit Losses (ACL) and Provision for Credit Losses

	Allowance for Loan & Lease Losses (ALLL)	Reserve for Unfunded Commitments (RUC)	Allowance for Credit Losses
03/31/2024 Ending Balance % of loans	$136.2MM (0.86%)	$15.6MM (0.10%)	$151.8MM (0.96%)
American National Initial Allowance - Non-PCD recorded via provision expense	+$13.2MM	+$1.4MM	+14.6MM Provision for credit losses
American National Initial Allowance - PCD recorded via PCD gross up of ALLL	+3.9MM	–	+3.9MM
Q2 2024 Activity	+$4.8MM Increase due to loan growth and the impact of continued uncertainty in the economic outlook on certain portfolios.	+$0.6MM Slight increase from last quarter due to increase in unfunded balances.	+$5.4MM $7.2 million Provision for Credit Losses and $1.7 million net charge-offs
06/30/2024 Ending Balance % of loans	**$158.1MM** **(0.86%)**	**$17.6MM** **(0.10%)**	**$175.7MM** **(0.96%)**
Q3 2024 Activity	**+$2.6MM** **Increase due to the impact of continued uncertainty in the economic outlook on certain portfolios.**	**-$0.6MM** **Slight decrease from last quarter due to decrease in unfunded balances.**	**+$2.0MM** **$2.6 million Provision for Credit Losses and $700 thousand net charge-offs**
09/30/2024 Ending Balance % of loans	**$160.7MM** **(0.88%)**	**$16.9MM** **(0.09%)**	**$177.6MM** **(0.97%)**

Q3 Macroeconomic Forecast

Moody's September 2024 Baseline Forecast:

- US GDP expected to average ~2.6% growth in 2024 and ~2.1% in 2025.
- The national unemployment rate expected to average ~4.1% in 2024 and 2025.

Q3 ACL Considerations

- Utilizes a weighted Moody's forecast economic scenarios approach in the quantitative model.
- Qualitative factors were added for certain portfolios as deemed appropriate.
- The reasonable and supportable forecast period is 2 years; followed by reversion to the historical loss average over 2 years.

Atlantic Union Bankshares

Numbers may not foot due to rounding.

8

Q3 2024 Net Interest Margin

Margin Overview

	3Q2024	2Q2024
Net interest margin (FTE)[1]	3.38%	3.46%
Loan yield	6.35%	6.34%
Investment yield	3.92%	4.07%
Earning asset yield	5.94%	5.96%
Cost of deposits	2.57%	2.46%
Cost of interest-bearing deposits	3.29%	3.19%
Cost of interest-bearing liabilities	3.40%	3.33%
Cost of funds	2.56%	2.50%

Presented on an FTE basis (non-GAAP)[1]

Market Rates

	3Q2024		2Q2024	
	EOP	Avg	EOP	Avg
Fed funds	5.00%	5.43%	5.50%	5.50%
Prime	8.00%	8.44%	8.50%	8.50%
1-month SOFR	4.85%	5.22%	5.34%	5.33%
2-year Treasury	4.75%	4.84%	4.75%	4.83%
10- year Treasury	3.78%	3.95%	4.40%	4.44%

Net Interest Margin (FTE): Drivers of Change 2Q 2024 to 3Q 2024



3.46%
7 bps
-5 bps
-6 bps
-4 bps
3.38%
2Q 2024
Core Loan Yield*
Securities Yield and Earnings Assets Mix
Core Deposits and Funding mix
Net Purchase Accounting Accretion
3Q 2024

Loan Portfolio Pricing Mix

	3Q2024
Fixed	51%
1-month SOFR	39%
Prime	7%
Other	4%
Total	100%

Approximately 15% of the loan portfolio at 9/30/2024 have floors and all are above floors

Atlantic Union Bankshares

[1] For non-GAAP financial measures, see reconciliation to most directly comparable GAAP measures in "Appendix – Reconciliation of Non-GAAP Disclosures"
* Core Loan Yield includes Loan Fees and Loan Swaps
Numbers may not foot due to rounding

9

10 Adjusted operating noninterest expense 1 increased $1.2 million to $115.4 million for the quarter ended September 30, 2024 from $114.2 million in the prior quarter primarily driven by : • A $923,000 increase in salaries and benefits due to increases in variable incentive compensation expenses and full - time equivalent employees • A $607,000 increase in FDIC assessment premiums and other insurance driven by an increase in our assessment base as a result of the American National acquisition • Partially offset by a $537,000 decrease in technology and data processing expense Adjusted o perating noninterest income 1 in creased $4.0 million to $34.3 million for the quarter ended September 30, 2024 from $30.3 million for the prior quarter primarily driven by: • A $706,000 seasonal increase in service charges on deposit accounts • A $1.2 million increase in bank owned life insurance income primarily driven by death benefits received in the third quarter • A $1.9 million increase in other operating income primarily due to an increase in equity method investment income Q3 2024 Noninterest Income and Noninterest Expense 1 For non - GAAP financial measures, see reconciliation to most directly comparable GAAP measures in “Appendix – Reconciliation of N on - GAAP Disclosures” Noninterest Income ($ thousands) 3Q2024 2Q2024 Service charges on deposit accounts $ 9,792 $ 9,086 Other service charges, commissions and fees 2,002 1,967 Interchange fees 3,371 3,126 Fiduciary and asset management fees 6,858 6,907 Mortgage banking income 1,214 1,193 Gain (loss) on sale of securities 4 (6,516) Bank owned life insurance income 5,037 3,791 Loan-related interest rate swap fees 1,503 1,634 Other operating income 4,505 2,624 Total noninterest income $ 34,286 $ 23,812 Less: Gain (loss) on sale of securities 4 (6,516) Total adjusted operating noninterest income (non-GAAP) 1 $ 34,282 $ 30,328 Noninterest Expense ($ thousands) 3Q2024 2Q2024 Salaries and benefits $ 69,454 $ 68,531 Occupancy expenses 7,806 7,836 Furniture and equipment expenses 3,685 3,805 Technology and data processing 9,737 10,274 Professional services 3,994 4,377 Marketing and advertising expense 3,308 2,983 FDIC assessment premiums and other insurance 5,282 4,675 Franchise and other taxes 5,256 5,013 Loan-related expenses 1,445 1,275 Amortization of intangible assets 5,804 5,995 Merger-related costs 1,353 29,778 Other expenses 5,458 5,463 Total noninterest expenses $ 122,582 $ 150,005 Less: Amortization of intangible assets 5,804 5,995 Less: Merger-related costs 1,353 29,778 Total adjusted operating noninterest expense (non-GAAP) 1 $ 115,425 $ 114,232

Q3 2024 Loan and Deposit Growth

Loan Growth *($ thousands)*		3Q2024		2Q2024	QTD Annualized Growth
Commercial real estate - non-owner occupied	$	4,885,785	$	4,906,285	(1.7%)
Commercial real estate - owner occupied		2,401,807		2,397,700	0.7%
Construction and land development		1,588,531		1,454,545	36.6%
Multifamily real estate		1,357,730		1,353,024	1.4%
Residential 1-4 Family - Commercial		729,315		737,687	(4.5%)
Total Commercial Real Estate (CRE)		10,963,168		10,849,241	4.2%
Commercial & Industrial		3,799,872		3,944,723	(14.6%)
Other Commercial		1,089,588		1,071,385	6.8%
Total Commercial & Industrial		4,889,460		5,016,108	(10.0%)
Total Commercial Loans		**15,852,628**		**15,865,349**	**(0.3%)**
Residential 1-4 Family - Consumer		1,281,914		1,251,033	9.8%
Residential 1-4 Family - Revolving		738,665		718,491	11.2%
Auto		354,570		396,776	(42.3%)
Consumer		109,522		115,541	(20.7%)
Total Consumer Loans		**2,484,671**		**2,481,841**	**0.5%**
Total LHFI (net of deferred fees and costs)	**$**	**18,337,299**	**$**	**18,347,190**	**(0.2%)**
Average Loan Yield		**6.35%**		**6.34%**	

Deposit Growth *($ thousands)*		3Q2024		2Q2024	QTD Annualized Growth
Interest checking accounts	$	5,208,794	$	5,044,503	13.0%
Money market accounts		4,250,763		4,330,928	(7.4%)
Savings accounts		1,037,229		1,056,474	(7.2%)
Customer time deposits of $250,000 and over		1,160,262		1,015,032	56.9%
Other customer time deposits		2,807,077		2,691,600	17.1%
Time deposits		3,967,339		3,706,632	28.0%
Total interest-bearing customer deposits		14,464,125		14,138,537	9.2%
Brokered deposits		1,418,253		1,335,092	24.8%
Total interest-bearing deposits		15,882,378		15,473,629	10.5%
Demand deposits		4,422,909		4,527,248	(9.2%)
Total Deposits	**$**	**20,305,287**	**$**	**20,000,877**	**6.1%**
Average Cost of Deposits		**2.57%**		**2.46%**	
Loan to Deposit Ratio		**90.3%**		**91.7%**	

- At September 30, 2024, LHFI totaled $18.3 billion, a decrease of $9.9 million or 0.2% (annualized) from the prior quarter.
  - Construction and land development loans increased $134.0 million or 36.6% (annualized) as construction projects continued to fund up.
  - Commercial & Industrial loans decreased by $144.9 million or 14.6% (annualized) as a result of loan paydowns and lower revolving credit line usage.
- At September 30, 2024, total deposits were $20.3 billion, an increase of $304.4 million or 6.1% annualized from the prior quarter, primarily due to increases in interest bearing customer deposits and brokered deposits, partially offset by a decrease in demand deposits. In addition:
  - Noninterest-bearing demand deposits accounted for 22% of total deposit balances at the end of the third quarter of 2024, down slightly from 23% in the prior quarter.
  - Interest checking accounts included approximately $1.2 billion of fully insured cash sweep ("ICS") deposits.
  - The cost of deposits increased by 11 basis points compared to the prior quarter, driven by deposit growth in higher yielding deposit products.

Atlantic Union Bankshares

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Strong Capital Position at September 30, 2024

Capital Ratio	Regulatory Well Capitalized Minimums	Reported		Proforma including AOCI and HTM unrealized losses	
		Atlantic Union Bankshares	Atlantic Union Bank	Atlantic Union Bankshares	Atlantic Union Bank
Common Equity Tier 1 Ratio (CET1)	6.5%	9.8%	12.3%	8.3%	10.9%
Tier 1 Capital Ratio	8.0%	10.6%	12.3%	9.2%	10.9%
Total Risk Based Capital Ratio	10.0%	13.3%	13.0%	12.0%	11.7%
Leverage Ratio	5.0%	9.3%	10.7%	7.9%	9.4%
Tangible Equity to Tangible Assets (non-GAAP)[1]	-	8.0%	9.4%	7.9%	9.3%
Tangible Common Equity Ratio (non-GAAP)[1]	-	7.3%	9.4%	7.2%	9.3%

Capital Management Strategy

Atlantic Union capital management objectives are to:

- Maintain designation as a "well capitalized" institution.
- Ensure capital levels are commensurate with the Company's risk profile, capital stress test projections, and strategic plan objectives.

The Company's capital ratios are well above regulatory well capitalized levels as of September 30, 2024

- On a proforma basis, the Company would be well capitalized if unrealized losses on securities were realized at September 30, 2024.

Capital Management Actions

- During the third quarter of 2024, the Company paid dividends of $171.88 per outstanding share of Series A Preferred Stock and $0.32 per common share. The common dividend is 6.7% higher than the prior year's dividend and consistent with the prior quarter's dividend.

Atlantic Union Bankshares

1) For non-GAAP financial measures, see reconciliation to most directly comparable GAAP measures in "Appendix – Reconciliation of Non-GAAP Disclosures" *Capital information presented herein is based on estimates and subject to change pending the Company's filing of its regulatory reports

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2024 Financial Outlook[1]

	Full Year 2024 Outlook [1]	Notes[1]
Loans (end of period)	~$18.5 - $19.0B	
Deposits (end of period)	~$20.0 - $20.5B	
Credit Outlook	ACL to loans: ~95 – 100 bps Net charge-off ratio: ~5 – 7 bps	
Net Interest Income (FTE) [2,3]	~$720 - $725MM	*Targeting ~$190 to $195 million for 4Q24*
Net Interest Margin (FTE) [2,3]	~3.35% - 3.40%	*Targeting ~3.40% - 3.45% for 4Q24*
Adjusted Operating Noninterest Income[2]	~$120 - $125MM	*Targeting ~$30-35 million for 4Q24*
Adjusted Operating Noninterest Expense [2] (excludes amortization of intangible assets)	~$445 - $450MM	*Targeting ~$115 - $120MM for 4Q24*
Amortization of intangible assets	~$20MM	*Estimated at ~$5 - $7MM for 4Q24*

[1]Key Assumptions

- 2024 outlook includes nine months impact of American National in results
- The outlook includes estimates of merger-related purchase accounting adjustments that are subject to change
- The Federal Reserve Bank cuts the fed funds rate by 25 bps in November and December 2024
- Increased likelihood of soft landing and expect relatively stable economy in AUB's Virginia footprint in 2024
- Expect Virginia unemployment rate to remain low and below national unemployment rate in 2024

1) Information on this slide is presented as of October 21, 2024, reflects the Company's updated financial outlook, certain of the Company's financial targets, and key economic assumptions, and will not be updated or affirmed unless and until the Company publicly announces such an update or affirmation. The adjusted operating noninterest expense outlook excludes amortization of intangible assets, merger-related costs, and FDIC special assessments, and the adjusted operating noninterest income outlook excludes gains and losses on the sale of securities. The FY2024 financial outlook, the Company's financial targets and the key economic assumptions contain forward-looking statements and actual results or conditions may differ materially. See the information set forth below the heading "Forward Looking Statements" on slide 2 of this presentation.
2) Refer to "Additional Information" slide and Appendix for non-GAAP disclosures.
3) Includes estimates of accretion income from the American National acquisition which are subject to change.

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13

14 Appendix

15 Total Non - Owner Occupied CRE 26.6% Owner Occupied CRE 13.1% Construction and Land Development 8.7% Multifamily Real Estate 7.4% Residential 1 - 4 Family - Commercial 4.0% All Other Loans 40.2% Commercial Real Estate (“CRE”) portfolio at September 30, 2024 Figures may not foot due to rounding CRE by class $ in millions Total Outstandings% of Portfolio Hotel/Motel B&B $996 5.4% Industrial/Warehouse $820 4.5% Office $876 4.8% Retail $1,075 5.8% Self Storage $435 2.4% Senior Living $354 1.9% Other $330 1.8% Total Non-Owner Occupied CRE $4,886 26.6% Owner Occupied CRE $2,402 13.1% Construction and Land Development $1,589 8.7% Multifamily Real Estate $1,358 7.4% Residential 1-4 Family - Commercial $729 4.0% Total CRE $10,963 59.8%

16 Other Office 76.3% Medical Office 23.7% Medical vs Other Office By Market ($ millions) Key Portfolio Metrics $309 Carolinas $128 Western VA $114 Fredericksburg Area $98 Central VA $68 Coastal VA $70 Northern VA/Maryland $47 Eastern VA $42 Other $876 Total $1,687 Avg. Office Loan ($ thousands) $574 Median Office Loan ($ thousands) 2.78% Loan Loss Reserve / Office Loans 0.10% NCOs / Office Loans 1 0.39% Delinquencies / Office Loans 0.34% NPL / Office Loans 9.61% Criticized Loans / Office Loans Non - Owner Occupied Office CRE Portfolio at September 30, 2024 $ 876 MM Non - Owner Occupied Office Portfolio Non - Owner Occupied Office Portfolio Credit Quality Geographically Diverse Non - Owner Occupied Office Portfolio 1 Trailing 4 Quarters Avg NCO/Trailing 4 Quarter Avg Office Portfolio

17 By Market ($ millions) Key Portfolio Metrics $403 Carolinas $273 Central VA $255 Western VA $153 Coastal VA $128 Eastern VA $93 Fredericksburg Area $29 Northern VA/Maryland $23 Other $1,358 Total Multifamily CRE Portfolio at September 30, 2024 Multifamily Portfolio Credit Quality Geographically Diverse Multifamily Portfolio 1 Trailing 4 Quarters Avg NCO/Trailing 4 Quarter Avg Multifamily Portfolio $2,667 Avg. Multifamily Loan ($ thousands) $649 Median Multifamily Loan ($ thousands) 0.45% Loan Loss Reserve / Multifamily Loans 0.00% NCOs / Multifamily Loans 1 0.07% Delinquencies / Multifamily Loans 0.00% NPL / Multifamily Loans 1.27% Criticized Loans / Multifamily Loans

18 Attractive Core Deposit Base Deposit Base Characteristics Deposit Composition at September 30, 2024 — $20.3 billion Cost of deposit data is as of and for the three months ended September 30, 2024 (1) Core deposits defined as total deposits less jumbo time deposits and brokered deposits • Q3 2024 cost of deposits – 2. 57% • 88 % core deposits (1) • 48 % transactional accounts Non - Interest Bearing , 22% Interest Checking, 26% Money Market , 21% Retail Time , 14% Jumbo Time , 5% Brokered, 7%  Savings, 5%

19 Granular Deposit Base $19,000 $20,000 $19,000 $100,000 $89,000 $92,000 Q3 2023 Q2 2024 Q3 2024 Customer Deposit Granularity Retail Avg. Deposits Acct Size Business Avg. Deposits Acct Size 27% 29% 29% 27% 27% $4,492 $4,922 $5,094 $5,375 $5,551 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Period End Uninsured and Uncollateralized Deposits as a Percentage of Total Deposits ($ in Millions)

20 Cash and Cash Equivalents (unrestricted) $545 Unencumbered Securities $1,166 FHLB Borrowing Capacity $2,323 Fed Funds Lines $597 Discount Window $3,951 Secondary Sources * $637 ($ in millions) Liquidity Position at September 30, 2024 Total Liquidity Sources of $9.2 billion ~166% liquidity coverage ratio of uninsured/uncollateralized deposits of $5.6 billion * Includes brokered deposits and other sources of liquidity Figures may not foot due to rounding Liquidity Sources Total $9.2 billion

21 Securities Portfolio at September 30, 2024 • Total securities portfolio of $3.4 billion with a total unrealized loss of $364.7 million • 78% of total portfolio in available - for - sale at an unrealized loss of $334.5 million • 22% of total portfolio designated as held - to - maturity with an unrealized loss of $30.2 million • Total effective duration of 4.6 years. Securities portfolio is used defensively to neutralize overall asset sensitive interest rate risk profile • ~34% municipals, ~61% treasuries, agency MBS/CMOs and ~5% corporates and other investments • Securities to total assets of 13.8% as of September 30, 2024, down from 14.5% on December 31, 2023 • In April 2024, sold $372 million in AFS securities acquired from American National, resulting in a pre - tax loss of $6.5 million. A majority of the proceeds were reinvested into higher yielding securities. $2,928 $3,366 $3,415 3Q 2023 2Q 2024 3Q 2024 Investment Securities Balances (in millions) Total AFS (fair value) and HTM (carrying value) 3.42% Yield 3.92% Yield 4.07% Yield

22 Reconciliation of Non - GAAP Disclosures The Company has provided supplemental performance measures determined by methods other than in accordance with GAAP. These no n - G AAP financial measures are a supplement to GAAP, which is used to prepare the Company’s financial statements, and should not be c ons idered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, the Company’s non - GAAP fin ancial measures may not be comparable to non - GAAP financial measures of other companies. The Company uses the non - GAAP financial measur es discussed herein in its analysis of the Company’s performance. The Company’s management believes that these non - GAAP financial m easures provide additional understanding of ongoing operations, enhance comparability of results of operations with prior periods and sh ow the effects of significant gains and charges in the periods presented without the impact of items or events that may obscure trends in the C omp any’s underlying performance.

23 Reconciliation of Non - GAAP Disclosures Adjusted operating measures exclude, as applicable, merger - related costs, a deferred tax asset write - down, and gain (loss) on sale of securities. The Company believes these non - GAAP adjusted measures provide investors with important information about the continuing economic results of the Company’s operations. The Company believes net interest income (FTE), total revenue (FTE), and total adjusted revenue (FTE), which are used in computing net interest margin (FTE), efficiency ratio (FTE) and adjusted operating efficiency ratio (FTE), provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing the yield on earning assets. Interest expense and the related cost of interest - bearing liabilities and cost of funds ratios are not affected by the FTE components. The adjusted operating efficiency ratio (FTE) excludes, as applicable, the amortization of intangible assets, merger - related costs, and gain (loss) on sale of securities. This measure is similar to the measure used by the Company when analyzing corporate performance and is also similar to the measure used for incentive compensation. The Company believes this adjusted measure provides investors with important information about the continuing economic results of the Company’s operations. (Dollars in thousands, except per share amounts) 3Q2024 2Q2024 Operating Measures Net Income (GAAP) 76,415$ 25,161$ Plus: Merger-related costs, net of tax 1,085 24,236 Plus: Deferred tax asset write-down — 4,774 Less: Gain (loss) on sale of securities, net of tax 3 (5,148) Adjusted operating earnings (non-GAAP) 77,497$ 59,319$ Less: Dividends on preferred stock 2,967 2,967 Adjusted operating earnings available to common shareholders (non-GAAP) 74,530$ 56,352$ Weighted average common shares outstanding, diluted 89,780,531 89,768,466 EPS available to common shareholders, diluted (GAAP) 0.82$ 0.25$ Adjusted operating EPS available to common shareholders (non-GAAP) 0.83$ 0.63$ Operating Efficiency Ratio Noninterest expense (GAAP) 122,582$ 150,005$ Less: Amortization of intangible assets 5,804 5,995 Less: Merger-related costs 1,353 29,778 Adjusted operating noninterest expense (non-GAAP) 115,425$ 114,232$ Noninterest income (GAAP) 34,286$ 23,812$ Less: Gain (loss) on sale of securities 4 (6,516) Adjusted operating noninterest income (non-GAAP) 34,282$ 30,328$ Net interest income (GAAP) 182,932$ 184,534$ Noninterest income (GAAP) 34,286 23,812 Total revenue (GAAP) 217,218$ 208,346$ Net interest income (FTE) (non-GAAP) 186,831$ 188,348$ Adjusted operating noninterest income (non-GAAP) 34,282 30,328 Total adjusted revenue (FTE) (non-GAAP) 221,113$ 218,676$ Efficiency ratio (GAAP) 56.43% 72.00% Efficiency ratio FTE (non-GAAP) 55.44% 70.70% Adjusted operating efficiency ratio (FTE) (non-GAAP) 52.20% 52.24% For the three months ended ADJUSTED OPERATING EARNINGS AND EFFICIENCY RATIO

24 Reconciliation of Non - GAAP Disclosures The Company believes net interest income (FTE), total revenue (FTE), and total adjusted revenue (FTE), which are used in computing net interest margin (FTE), efficiency ratio (FTE) and adjusted operating efficiency ratio (FTE), provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing the yield on earning assets. Interest expense and the related cost of interest - bearing liabilities and cost of funds ratios are not affected by the FTE components. (Dollars in thousands) 3Q2024 2Q2024 Net interest income (GAAP) 182,932$ 184,534$ FTE adjustment 3,899 3,814 Net interest income (FTE) (non-GAAP) 186,831$ 188,348$ Noninterest income (GAAP) 34,286 23,812 Total revenue (FTE) (non-GAAP) 221,117$ 212,160$ Average earning assets 21,983,946$ 21,925,128$ Net interest margin (GAAP) 3.31% 3.39% Net interest margin (FTE) (non-GAAP) 3.38% 3.46% NET INTEREST MARGIN For the three months ended

25 Reconciliation of Non - GAAP Disclosures Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period - to - period and company - to - company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. The Company believes tangible common equity is an important indication of its ability to grow organically and through business combinations, as well as its ability to pay dividends and to engage in various capital management strategies. The Company also calculates adjusted tangible common equity to tangible assets ratios to exclude AOCI, which is principally comprised of unrealized losses on AFS securities, and to include the impact of unrealized losses on HTM securities. The Company believes that each of these ratios enables investors to assess the Company's capital levels and capital adequacy without the effects of changes in AOCI, some of which are uncertain and difficult to predict, or assuming that the Company realized all previously unrealized losses on HTM securities at the end of the period, as applicable. (Dollars in thousands, except per share amounts) Atlantic Union Bankshares Atlantic Union Bank Tangible Assets Ending Assets (GAAP) 24,803,723$ 24,682,936$ Less: Ending goodwill 1,212,710 1,212,710 Less: Ending amortizable intangibles 90,176 90,176 Ending tangible assets (non-GAAP) 23,500,837$ 23,380,050$ Tangible Common Equity Ending equity (GAAP) 3,182,416$ 3,510,679$ Less: Ending goodwill 1,212,710 1,212,710 Less: Ending amortizable intangibles 90,176 90,176 Less: Perpetual preferred stock 166,357 — Ending tangible common equity (non-GAAP) 1,713,173$ 2,207,793$ Net unrealized losses on HTM securities, net of tax (30,253)$ (30,253)$ Accumulated other comprehensive loss (AOCI) (292,307)$ (292,307)$ Common shares outstanding at end of period 89,774,392 Average equity (GAAP) 3,112,509$ 3,432,314$ Less: Average goodwill 1,209,590 1,209,590 Less: Average amortizable intangibles 93,001 93,001 Less: Average perpetual preferred stock 166,356 — Average tangible common equity (non-GAAP) 1,643,562$ 2,129,723$ Less: Perpetual preferred stock Common equity to total assets (GAAP) 12.2% 14.2% Tangible equity to tangible assets (non-GAAP) 8.0% 9.4% Tangible equity to tangible assets, incl net unrealized losses on HTM securities (non-GAAP) 7.9% 9.3% Tangible common equity to tangible assets (non-GAAP) 7.3% 9.4% Tangible common equity to tangible assets, incl net unrealized losses on HTM securities (non-GAAP) 7.2% 9.3% Tangible common equity to tangible assets, ex AOCI (non-GAAP) 1 8.5% Book value per common share (GAAP) 33.85$ Tangible book value per common share (non-GAAP) 19.23$ Tangible book value per common share, ex AOCI (non-GAAP) 1 22.51$ Leverage Ratio Tier 1 capital 2,192,861$ 2,527,757$ Total average assets for leverage ratio 23,646,246$ 23,529,767$ Leverage ratio 9.3% 10.7% Leverage ratio, incl AOCI and net unrealized losses on HTM securities (non-GAAP) 7.9% 9.4% TANGIBLE ASSETS, TANGIBLE COMMON EQUITY, AND LEVERAGE RATIO As of September 30, 2024 1 Calculation excludes the impact of 680,936 unvested restricted stock awards (RSAs) outstanding as of September 30, 2024

26 Reconciliation of Non - GAAP Disclosures All regulatory capital ratios at September 30, 2024 are estimates and subject to change pending the Company’s filing of its FR Y - 9 C. In addition to these regulatory capital ratios, the Company adjusts certain regulatory capital ratios to include the impacts of AOCI, which the Company has elected to exclude from regulatory capital ratios under applicable regulations, and net unrealized losses on HTM securities, assuming that those unrealized losses were realized at the end of the period, as applicable. The Company believes that each of these ratios help investors to assess the Company's regulatory capital levels and capital adequacy. (Dollars in thousands) Atlantic Union Bankshares Atlantic Union Bank Risk-Based Capital Ratios Net unrealized losses on HTM securities, net of tax (30,253)$ (30,253)$ Accumulated other comprehensive loss (AOCI) (292,307)$ (292,307)$ Common equity tier 1 capital 2,026,505$ 2,527,757$ Tier 1 capital 2,192,861$ 2,527,757$ Total capital 2,766,161$ 2,688,661$ Total risk-weighted assets 20,743,851$ 20,629,534$ Common equity tier 1 capital ratio 9.8% 12.3% Common equity tier 1 capital ratio, incl AOCI and net unrealized losses on HTM securities (non-GAAP) 8.3% 10.9% Tier 1 capital ratio 10.6% 12.3% Tier 1 capital ratio, incl AOCI and net unrealized losses on HTM securities (non-GAAP) 9.2% 10.9% Total capital ratio 13.3% 13.0% Total capital ratio, incl AOCI and net unrealized losses on HTM securities (non-GAAP) 12.0% 11.7% RISK-BASED CAPITAL RATIOS As of September 30, 2024

27 Reconciliation of Non - GAAP Disclosures Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period - to - period and company - to - company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. The Company believes tangible common equity is an important indication of its ability to grow organically and through business combinations as well as its ability to pay dividends and to engage in various capital management strategies. The Company believes that ROTCE is a meaningful supplement to GAAP financial measures and is useful to investors because it measures the performance of a business consistently across time without regard to whether components of the business were acquired or developed internally. Adjusted operating measures exclude, as applicable, merger - related costs, a deferred tax asset write - down, gain (loss) on sale of securities, and amortization of intangible assets. The Company believes these non - GAAP adjusted measures provide investors with important information about the continuing economic results of the Company’s operations. (Dollars in thousands) 3Q2024 2Q2024 Return on average assets (ROA) Average assets (GAAP) 24,613,518$ 24,620,198$ ROA (GAAP) 1.24% 0.41% Adjusted operating ROA (non-GAAP) 1.25% 0.97% Return on average equity (ROE) Adjusted operating earnings available to common shareholders (non-GAAP) 74,530$ 56,352$ Plus: Amortization of intangibles, tax effected 4,585 4,736 Adjusted operating earnings available to common shareholders before amortization of intangibles (non-GAAP) 79,115$ 61,088$ Average equity (GAAP) 3,112,509$ 3,021,929$ Less: Average goodwill 1,209,590 1,208,588 Less: Average amortizable intangibles 93,001 97,109 Less: Average perpetual preferred stock 166,356 166,356 Average tangible common equity (non-GAAP) 1,643,562$ 1,549,876$ ROE (GAAP) 9.77% 3.35% Return on tangible common equity (ROTCE) Net Income available to common shareholders (GAAP) 73,448$ 22,194$ Plus: Amortization of intangibles, tax effected 4,585 4,736 Net Income available to common shareholders before amortization of intangibles (non-GAAP) 78,033$ 26,930$ ROTCE (non-GAAP) 18.89% 6.99% Adjusted operating ROTCE (non-GAAP) 19.15% 15.85% For the three months ended OPERATING MEASURES

28 Reconciliation of Non - GAAP Disclosures Pre - tax pre - provision adjusted earnings excludes, as applicable, the provision for credit losses, which can fluctuate significantly from period - to - period under the CECL methodology, income tax expense, merger - related costs, and gain (loss) on sale of securities. The Company believes this adjusted measure provides investors with important information about the continuing economic results of the Company’s operations. (Dollars in thousands) 3Q2024 2Q2024 Net income (GAAP) 76,415$ 25,161$ Plus: Provision for credit losses 2,603 21,751 Plus: Income tax expense 15,618 11,429 Plus: Merger-related costs 1,353 29,778 Less: Gain (loss) on sale of securities 4 (6,516) PTPP adjusted operating earnings (non-GAAP) 95,985$ 94,635$ For the three months ended PRE-TAX PRE-PROVISION ADJUSTED OPERATING EARNINGS